                                                                    EXHIBIT 99.3

                            Cardkey Systems Limited

                            Directors' report and consolidated
                            financial statements

                            31 December 1994

                            Registered number 845519

Cardkey Systems Limited

Directors' report and consolidated financial statements


Contents                                             Page

Directors' report                                    1 - 2

Auditors' report                                     3

Consolidated profit and loss account                 4

Consolidated balance sheet                           5

Parent company balance sheet                         6

Consolidated cash flow statement                     7

Statement of total recognised gains and losses       8

Notes                                                9 - 21

  Cardkey Systems Limited

  Directors' report


  The directors present their annual report and the audited financial statements for the year ended 31 December 1994.

  Principal activities

  The principal activity of the group is the manufacture and sale of electronic access control equipment.

  Business review

  The company's activities continue to be affected by the recessionary influence pervading the economic environment. Consequently there has been very little change in the levels of business.

  Fixed assets

  Movements in fixed assets during the period are set out in note 9.

  Directors and directors' interests

  The directors who held office during the period were as follows:

  JK Siren
  DB Eastell
  SW Hall

  None of the directors who held office at the end of the financial period had any disclosable interest in the shares of the company or other group companies.

  Cardkey Systems Limited

  Statement of directors' responsibilities


  Company law requires the directors to prepare financial statements for each financial period which give a true and fair view of the state of affairs of the company and group and of the profit or loss for that period. In preparing those financial statements, the directors are required to:

  .     select suitable accounting policies and then apply them consistently;

  .     make judgements and estimates that are reasonable and prudent;

  . state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements;

  . prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.

  The directors are responsible for maintaining proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They have general responsibility for taking such steps as are reasonably open to them to safeguard the assets and to prevent and detect fraud and other irregularities.

  Auditors

  On 6 February 1995 our auditors changed the name under which they practise to KPMG and, accordingly, have signed their report in their new name. In accordance with Section 385 of the Companies Act 1985, a resolution for the re-appointment of KPMG as auditors of the company is to be proposed at the forthcoming Annual General Meeting.


  By order of the board



  R Aris
  Company Secretary                                              23 Stadium Way
                                                                        READING
                                                                      Berkshire
                                                                        RG3 6ER



                                                                  25 April 1995

[LETTERHEAD OF KPMG APPEARS HERE]


        Arlington Business Park
        Theale
        Reading RG7  4SD



  Report of the auditors to the members of Cardkey Systems Limited



  We have audited the financial statements on pages 4 to 21.

  Respective responsibilities of directors and auditors

  As described on page 2 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

  Basis of opinion

  We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the group's circumstances, consistently applied and adequately disclosed.

  We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

  Opinion

  In our opinion the financial statements give a true and fair view of the state of affairs of the company and the group at 31 December 1994 and of the loss of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



  KPMG                                                               25 May 1995
  Chartered Accountants
  Registered Auditors

Cardkey Systems Limited

Consolidated profit and loss account
for the year ended 31 December 1994

                                                      Year ended   10 months to
                                                     31 December    31 December

                                               Note         1994           1993

                                                     (Pounds)000    (Pounds)000



Turnover                                          2       10,290          8,591
Cost of sales                                     6       (7,103)        (5,800)
                                                         _______        _______

Gross profit                                               3,187          2,791
Distribution costs                                6       (2,624)        (2,137)
Administrative expenses                           6         (784)          (628)
                                                         _______        _______

Operating (loss)/profit                                     (221)            26
Interest receivable and similar income                        31             29
Interest payable and similar charges              7          (52)           (66)
                                                         _______        _______

Loss on ordinary activities before taxation       3         (242)           (11)
Tax on loss on ordinary activities                8           76              -
                                                         _______        _______

Loss for the period                                         (166)           (11)
                                                         =======        =======

A statement of movements on reserves is given in note 15.

Cardkey Systems Limited

Consolidated balance sheet
at 31 December 1994

                                         Note            1994                      1993
                                               (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000
Fixed assets
Tangible assets                             9                       350                       364

Current assets
Stocks                                     11          876                       982
Debtors                                    12        2,628                     2,435
Cash at bank and in hand                               544                       781
                                                   _______                   _______

                                                     4,048                     4,198
Creditors: amounts falling
  due within one year                      13        2,760                     2,719
                                                   _______                   _______
Net current assets                                                1,288                     1,479
                                                                _______                   _______

Total assets less current liabilities                             1,638                     1,843
                                                                =======                   =======

Capital and reserves
Called up share capital                    14                     1,023                     1,023
Profit and loss account                    15                       615                       820
                                                                _______                   _______

Shareholders' funds                                               1,638                     1,843
                                                                =======                   =======

These financial statements were approved by the board of directors on 25 April 1995 and were signed on its behalf by:


SW Hall
Director

Cardkey Systems Limited

Balance sheet
at 31 December 1994

                                                  Note            1994                      1993
                                               (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000
Fixed assets
Tangible assets                             9                       340                       355
Investments                                10                       441                       378
                                                                _______                   _______

Current assets                                                      781                       733
Stocks                                     11          758                       882
Debtors                                    12        2,255                     2,240
Cash at bank and in hand                               526                       677
                                                   _______                   _______

                                                     3,539                     3,799

Creditors: amounts falling
  due within one year                      13        2,710                     2,689
                                                   _______                   _______

Net current assets                                                  829                     1,110
                                                                _______                   _______

Total assets less current liabilities                             1,610                     1,843
                                                                =======                   =======

Capital and reserves
Called up share capital                    14                     1,023                     1,023
Profit and loss account                    15                       587                       820
                                                                _______                   _______

Shareholders' funds                                               1,610                     1,843
                                                                =======                   =======

These financial statements were approved by the board of directors on 25 April 1995 and were signed on its behalf by:



SW Hall
Director

Cardkey Systems Limited

Consolidated cash flow statement
for the year ended 31 December 1994

                                                       Note             1994                        1993
                                                             (Pounds)000   (Pounds)000   (Pounds)000   (Pounds)000

Net cash (outflow)/inflow from operating activities      20                        (49)                        283

Exchange loss arising on consolidation                                             (39)                          -

Return on investments and servicing of finance
   Interest received                                                  31                          29
   Interest paid                                                     (59)                        (66)
                                                                 _______                     _______

Net cash outflow from returns on investment and
 servicing of finance                                                              (28)                        (37)

Taxation
   UK corporation tax paid/received                                    -                           -
                                                                 _______                     _______

Tax paid/received                                                                    -                           -

Investing activities
   Purchase of tangible fixed assets                                (121)                        (44)
   Sale of tangible fixed assets                                       -                           -
                                                                 _______                     _______

Net cash outflow from investing activities                                        (121)                        (44)
                                                                               _______                     _______

(Decrease)\increase in cash and cash equivalents         21                       (237)                        202
                                                                               =======                     =======

Cardkey Systems Limited

Statement of total recognised gains and losses for the year ended 31 December 1994



                                           Year ended   10 months to
                                          31 December    31 December
                                                 1994           1993
                                          (Pounds)000    (Pounds)000

Profit/(loss) for the financial period           (166)           (11)

Exchange loss arising on consolidation            (39)             -
                                              _______        _______

Total recognised gains and losses                (205)           (11)
                                              =======        =======


Cardkey Systems Limited

Notes
(forming part of the financial statements)


1     Accounting policies

      The following accounting policies have been applied consistently in dealing with items which are considered material in relation to the company's financial statements.

      Basis of preparation

      The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost accounting rules.

      Basis of consolidation

      The group financial statements consolidate the financial statements of Cardkey Systems Limited and all its subsidiary undertakings. These financial statements are made up to 31 December 1994.

      Unless otherwise stated, the acquisition method of accounting has been adopted. Under this method, the results of subsidiary and associated undertakings acquired or disposed of in the period are included in the consolidated profit and loss account from the date of acquisition or up to the date of disposal. Goodwill arising on consolidation (representing the excess of the fair value of the consideration given over the fair value of the separable net assets acquired) is written off against reserves on acquisition.

      In the company's financial statements, investments in subsidiary undertakings are stated at cost less amounts written off.

      In accordance with Section 230(4) of the Companies Act 1985 Cardkey Systems Limited is exempt from the requirement to present its own profit and loss account.

      The amount of the loss for the financial period dealt with in the financial statements of Cardkey Systems Limited is disclosed in note 15 to these financial statements.

      Fixed assets and depreciation

      Depreciation is provided by the company to write off the cost less the estimated residual value of tangible fixed assets by equal instalments over their estimated useful economic lives as follows:


      Leasehold land
       and buildings           -      life of lease
      Plant and machinery      -      15-20% per annum
      Computer equipment       -      20-33% per annum

Cardkey Systems Limited

      Foreign currencies

      Transactions in foreign currencies are recorded using the rate of exchange ruling at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains or losses on translation are included in the profit and loss account.

      All translation differences arising on consolidation are dealt with as movements in reserves under the closing rate method.

      Leases

      All leases are accounted for as 'operating leases' and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

      Pension costs

      The group operates a defined benefit pension scheme providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the group, being invested with insurance companies. Contributions to the scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the group.

      Stocks

      Stocks are stated at the lower of cost and net realisable value. In determining the cost of raw materials, consumables and goods purchased for resale, the FIFO method is used. For work in progress and finished goods manufactured by the group, cost is taken as production cost, which includes an appropriate proportion of attributable overheads.

      Taxation

      The charge for taxation is based on the profit or loss for the period and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. Provision is made for deferred tax only to the extent that it is probable that an actual liability will crystallise.

      Turnover

      Turnover represents the amounts (excluding value added tax) derived from the provision of goods and services to third party customers during the period.

Cardkey Systems Limited

2     Turnover

      The turnover of the group is attributable to the group's main activity. The geographical analysis of turnover is as follows:



                                                Year ended             10 months
                                               31 December                 ended
                                                                     31 December
                                                      1994                  1993
                                               (Pounds)000           (Pounds)000
      United Kingdom                                 7,190                 5,912
      Europe                                         2,810                 2,427
      Middle East and Africa                           146                   124
      United States of America                          71                    33
      Far East and Australia                            73                    95
                                                    ______                ______

                                                    10,290                 8,591
                                                    ======                ======


3     Loss on ordinary activities before taxation


                                                Year ended             10 months
                                               31 December                 ended
                                                                     31 December
                                                      1994                  1993
                                               (Pounds)000           (Pounds)000


      Loss on ordinary activities before
       taxation is stated
       after charging/(crediting):

      Auditors' remuneration:
              Audit                                     32                    15
              Other services                             5                     4
      Depreciation and other amounts written
            off tangible fixed assets                  137                   124
      Hire of plant and machinery - rentals
       payable under operating leases                  303                   294
      Hire of other assets - operating leases          223                   205
      Foreign exchange (gain)/loss                     (17)                   46
                                                   =======               =======


Cardkey Systems Limited

4     Remuneration of directors


                                            Year ended                10 months
                                           31 December                    ended
                                                                    31 December
                                                  1994                     1993
                                           (Pounds)000               (Pounds)00

      Directors' emoluments:
       As directors                                 87                       74
                                               =======                  =======

      The emoluments, excluding pension contributions, of the chairman were (Pounds)NIL (10 months ended 31 December 1993:(Pounds)NIL) and those of the highest paid director were (Pounds)74,668 (10 months ended 31 December 1993:(Pounds)62,410).

      The emoluments, excluding pension contributions, of the directors (including the chairman and highest paid director) were within the following ranges:


                                                            Number of directors
                                                    Year ended        10 months
                                                   31 December            ended
                                                                    31 December
                                                          1994             1993


            (Pounds)0 - (Pounds) 5,000                       2                 2

       (Pounds)60,001 - (Pounds)65,000                       -                 1

       (Pounds)70,001 - (Pounds)75,000                       1                 -
                                                           ===               ===


5     Staff numbers and costs

      The average number of persons employed by the group (including directors) during the period, analysed by category, was as follows:

                                                             Number of Employees
                                                      Year ended       10 months
                                                     31 December           ended
                                                                     31 December
                                                            1994            1993
      Administration                                          14              14
      Production                                              70              88
      Sales                                                   54              58
                                                         _______         _______

                                                             138             160
                                                         =======         =======


Cardkey Systems Limited

5     Staff numbers and costs (continued)

      The aggregate payroll costs of these persons were as follows:


                                                         Year ended    10 months
                                                        31 December        ended
                                                                     31 December
                                                               1994         1993
                                                        (Pounds)000  (Pounds)000


      Wages and salaries                                      3,057        2,667
      Social security costs                                     304          304
      Other pension costs (see note 19)                         282          182
                                                            _______      _______

                                                              3,643        3,153
                                                            =======      =======


6     Exceptional items

      Included within cost of sales, administration and distribution expenses are exceptional redundancy costs of (Pounds)112,000 and stock write-offs of (Pounds)65,000.

7     Interest payable and similar charges


                                                         Year ended    10 months
                                                        31 December        ended
                                                                     31 December
                                                               1994         1993
                                                        (Pounds)000  (Pounds)000


      On bank loans, overdrafts and other loans
       wholly repayable within five years                         1            2
      On all other loans                                         51           64
                                                            _______      _______

                                                                 52           66
                                                            =======      =======


Cardkey Systems Limited

8     Taxation

                                                     Year ended        10 months
                                                    31 December            ended
                                                                     31 December
                                                           1994             1993
                                                    (Pounds)000      (Pounds)000


      UK corporation tax at 33% (1993:33%)
       on the loss for the period on ordinary
       activities                                            76                -
      Deferred taxation                                       -                -
                                                        _______          _______

                                                             76                -
                                                        =======          =======


      The tax credit relates to group relief receivable from Abloy Security Holdings Ltd. Tax losses amounting to (Pounds)85,000 (31 December 1993:(Pounds)30,000) are available to relieve future profits of Cardkey Systems Limited.

9     Tangible fixed assets


                                Short      Computer         Plant,        Total
                            leasehold     equipment     machinery,
                         improvements                 fittings and
                                                         equipment
                          (Pounds)000   (Pounds)000    (Pounds)000  (Pounds)000


      Group

      Cost
      At 1 January 1994           404           580          1,017        2,001
      Additions                     -           107             14          121
      Disposals                     -          (105)            (7)        (112)
                              _______       _______        _______      _______

      At 31 December 1994         404           582          1,024        2,010
                              _______       _______        _______      _______

      Depreciation
      At 1 January 1994           199           548            890        1,637
      Charge for period            21            46             70          137
      On disposals                  -          (105)            (9)        (114)
                              _______       _______        _______      _______

      At 31 December 1994         220           489            951        1,660
                              _______       _______        _______      _______

      Net book value
      At 31 December 1994         184            93             73          350
                              =======       =======        =======      =======

      At 1 January 1994           205            32            127          364
                              =======       =======        =======      =======


Cardkey Systems Limited

9     Tangible fixed assets (continued)


                                Short      Computer         Plant,        Total
                            leasehold     equipment     machinery,
                         improvements                 fittings and
                                                         equipment
                          (Pounds)000   (Pounds)000    (Pounds)000  (Pounds)000


      Company

      Cost
      At 1 January 1994           404           579            974        1,957
      Additions                     -           108              9          117
      Disposals                     -          (104)            (9)        (113)
                              _______       _______        _______      _______

      At 31 December 1994         404           583            974        1,961
                              _______       _______        _______      _______

      Depreciation
      At 1 January 1994           199           548            855        1,602
      Charge for period            21            46             64          131
      On disposals                  -          (104)            (8)        (112)
                              _______       _______        _______      _______

      At 31 December 1994         220           490            911        1,621
                              _______       _______        _______      _______

      Net book value
      At 31 December 1994         184            93             63          340
                              =======       =======        =======      =======

      At 1 January 1994           205            31            119          355
                              =======       =======        =======      =======


Cardkey Systems Limited

10    Fixed asset investments


                                   Shares in               Loans          Total
                                       group            to group
                                undertakings        undertakings
      Company                    (Pounds)000         (Pounds)000    (Pounds)000


      Cost
      At 1 January 1994                   27                 721            748
      Retranslated at closing rate         -                 160            160
                                     _______             _______        _______

      At 31 December 1994                 27                 881            908
                                     _______             _______        _______

      Provisions
      At 1 January 1994                    -                 370            370
      Provided in year                     -                  97             97
                                     _______             _______        _______

      At 31 December 1994                  -                 467            467
                                     _______             _______        _______

      Net book value
      At 31 December 1994                 27                 414            441
                                     =======             =======        =======

      At 1 January 1994                   27                 351            378
                                     =======             =======        =======


      The company holds 100% of the ordinary share capital of Cardkey Sicherheitssysteme GmbH, a company incorporated in Germany. The subsidiary undertaking trades as a distributor of electronic access control equipment. The above provision is to write-down loans made to this subsidiary to the recoverable amount based on the net book value of the underlying assets.

11    Stocks

                                           Group                     Company
                                     1994         1993         1994         1993
                              (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000


      Raw materials and                76          202           76          202
       consumables
      Work in progress                 59           90           59           90
      Finished goods and goods
       for resale                     741          690          623          590
                                  _______      _______      _______      _______

                                      876          982          758          882
                                  =======      =======      =======      =======

CARDKEY SYSTEMS LIMITED

12    Debtors

                                           Group                     Company
                                     1994         1993         1994         1993
                              (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000


      Amounts falling due
       within one year

      Trade debtors                 2,281        2,165        1,824        1,874
      Amounts owed by subsidiary
       undertakings                     -            -           91           97
      Amounts owed by other group
       undertakings                   183          106          183          106
      Prepayments and accrued
       income                         164          164          157          163
                                  _______      _______      _______      _______

                                    2,628        2,435        2,255        2,240
                                  =======      =======      =======      =======

13    Creditors: amounts falling due within one year

                                           Group                     Company
                                    1994          1993         1994         1993
                             (Pounds)000   (Pounds)000  (Pounds)000  (Pounds)000


      Trade creditors                 676          526          634          521
      Amounts owed to subsidiary
       undertakings                     -            -           21            2
      Amounts owed to other
       group undertakings           1,145        1,332        1,145        1,332
      Other creditors including
       taxation and
       social security:
               Corporation tax          -            -            -            -
               Other taxes and
                social security       181          233          161          216
      Accruals and deferred
       income                         758          628          749          618
                                  _______      _______      _______      _______

                                    2,760        2,719        2,710        2,689
                                  =======      =======      =======      =======


CARDKEY SYSTEMS LIMITED

14    Called up share capital


                                                            1994          1993
                                                     (Pounds)000   (Pounds)000


      Authorised
      Ordinary shares of (Pounds)1 each                    2,000         2,000
                                                          ======        ======

      Allotted, called up and fully paid
      Ordinary shares of  (Pounds)1 each                   1,023         1,023
                                                           =====         =====

15    Profit and loss account


                                                           Group       Company
                                                     (Pounds)000   (Pounds)000


      At 1 January 1994                                      820           820
      Loss for the period                                   (166)         (233)
      Exchange loss arising on consolidation                 (39)            -
                                                         _______       _______

      At 31 December 1994                                    615           587
                                                         =======       =======


16    Reconciliation of movements in shareholders' funds


                                                            1994          1993
                                                     (Pounds)000   (Pounds)000


      Profit/(loss) for the financial period                (166)          (11)
      Exchange loss arising on consolidation                 (39)            -
                                                         _______       _______

      Net deduction from shareholders' funds                (205)          (11)
      Opening shareholders' funds                          1,843         1,854
                                                         _______       _______
      Closing shareholders' funds                          1,638         1,843
                                                         =======       =======


17    Contingent liabilities

      The company has provided guarantees relating to HM Customs and Excise and various performance bonds totalling (Pounds)151,907, and (Pounds)700,000 in respect of Bankers Automated Clearing Services.

      Lloyd's Bank Plc hold a first charge on (Pounds)158,000 cash deposits relating to these guarantees.

CARDKEY SYSTEMS LIMITED

18    Commitments

      (i) Capital commitments at the end of the financial period for which no provision has been made.


                                           Group                     Company
                                     1994         1993         1994         1993
                              (Pounds)000  (Pounds)000  (Pounds)000  (Pounds)000


           Contracted                   5           41            5           41
           Authorised but
            not contracted              5            5            5            5
                                  =======      =======      =======      =======


      (ii) Annual commitments under non-cancellable operating leases are as follows:


                                         1994                       1993
                              Land and         Other     Land and         Other
                             buildings                  buildings
           Company         (Pounds)000   (Pounds)000  (Pounds)000   (Pounds)000


           Operating leases which
            expire:
              Within one year        -             9            -            62

           In the second to
            fifth years inclusive   18           238           17           171

           Over five years         223             -          171             -
                               _______       _______      _______       _______

                                   241           247          188           233
                               =======       =======      =======       =======



                                         1994                       1993
                              Land and         Other     Land and         Other
                             buildings                  buildings
                           (Pounds)000   (Pounds)000  (Pounds)000   (Pounds)000


           Group
           Operating leases which
            expire:
              Within one year        -            15            -            80
              In the second to
               fifth years
               inclusive            18           242           17           171

           Over five years         232             -          231             -
                               _______       _______      _______       _______

                                   250           257          248           251
                               =======       =======      =======       =======


CARDKEY SYSTEMS LIMITED

19    Pension scheme

      The company operates a pension scheme providing benefits based on final pensionable pay. The assets of the scheme are held separately from those of the company being invested with insurance companies.

      Contributions to the company's defined benefit pension scheme are charged to the profit and loss account so as to spread the cost of pensions over employees' working lives with the company. The contributions are determined by a qualified actuary on the basis of triennial valuations using the projected unit method. The most recent valuation was at 1 April 1994. The assumptions which have the most significant effect on the results of the valuation are those relating to the rate of return on investments and the rates of increase in salaries and pensions. It was assumed that the investment returns would be 8.5% per annum and that salary increases would average 7% per annum.

      The pension charge for the period was (Pounds)250,000 (10 months ended 31 December 1993:(Pounds)155,312) and (Pounds)33,000 has been included within accruals at the year end (1993: (Pounds)nil). The most recent actuarial valuation showed that the market value of the scheme's assets was (Pounds)2,973,000 and that the actuarial value of those assets represented 93% of the benefits that had accrued to members. As a result of the actuarial valuation, the contributions of the employees will remain at 5.5% of earnings, however, from 1 April 1994 the contributions of the company will increase from 12% to 14.9%.

      Pension contributions to pension schemes covering employees of the group's overseas operations amounted to (Pounds)32,000 (10 months ended 31 December 1993: (Pounds)26,000).

20 Reconciliation of operating (loss)/profit to net cash (outflow)/inflow from operating activities


                                                      Year to     10 months to
                                                  31 December      31 December
                                                         1994             1993
                                                  (Pounds)000      (Pounds)000


      Operating (loss)/profit                            (221)              26
      Depreciation charge                                 137              124
      Decrease in stocks                                  106               90
      (Increase)/decrease in debtors                     (117)             166
      Increase/(decrease) in creditors                     48             (123)
      Loss on sale of fixed assets                         (2)               -
                                                      _______          _______
      Net cash (outflow)/inflow from operating
       activities                                         (49)             283
                                                      =======          =======

CARDKEY SYSTEMS LIMITED

21    Analysis of changes in cash and cash equivalents


                                           Cash      Overdraft           Net
                                     (Pounds)000   (Pounds)000   (Pounds)000


      Balance at 28 February 1993            646           (67)          579
      Net cash inflow                        135            67           202
                                         _______       _______       _______

      Balance at 31 December 1993            781             -           781
      Net cash outflow                      (237)            -          (237)
                                         _______       _______       _______

      Balance at 31 December 1994            544             -           544
                                         =======       =======       =======


22    Ultimate parent company and parent undertaking of larger group

      The company is a subsidiary undertaking of ASSA Abloy AB which is the ultimate parent company incorporated in Sweden.

      The smallest group in which the results of the company are consolidated is that headed by Abloy Security Holdings Limited, registered in England and Wales. The consolidated financial statements of this group are available to the public and may be obtained from Companies House, Crown Way, Cardiff, CF4 3UZ.